This document is the Form of Acceptance referred to in the scheme document addressed to the Scheme Shareholders and Bossini Optionholders dated 3 January 2025 (the "**Scheme Document**") for use by Bossini Optionholders to declare their choice in respect of the Option Offer. You should read it in conjunction with the Scheme Document and the Option Offer Letter sent by the Offeror, Viva and Bossini dated 3 January 2025 in relation to the Option Offer.
本文件乃日期為二零二五年一月三日發出予計劃股東及堡獅龍購股權持有人的計劃文件(「**計劃文件**」)所述的接納表格，以供堡獅龍購股權持有人使用，聲明彼等關於購股權要約的選擇。 閣下應將本文件連同計劃文件及由要約人、非凡及堡獅龍就購股權要約寄發的日期為二零二五年一月三日之購股權要約函件一併閱讀。
Terms defined in the Scheme Document have the same meanings in this Form of Acceptance.
計劃文件所界定的詞彙於本接納表格具有相同涵義。

VIVA GOODS COMPANY LIMITED
非凡領越有限公司
(Incorporated in the Cayman Islands with limited liability)
(於開曼群島註冊成立之有限公司)
(Stock Code: 933)
(股份代號：933)

bossini
BOSSINI INTERNATIONAL HOLDINGS LIMITED
堡獅龍國際集團有限公司 *
(Incorporated in Bermuda with limited liability)
(於百慕達註冊成立之有限公司)
(Stock Code: 592)
(股份代號：592)

DRAGON LEAP CONSUMABLES LIMITED
龍躍消費品有限公司
(Incorporated in the British Virgin Islands with limited liability)
(於英屬處女群島註冊成立之有限公司)

(1) PROPOSAL FOR THE PRIVATISATION OF BOSSINI INTERNATIONAL HOLDINGS LIMITED BY DRAGON LEAP CONSUMABLES LIMITED BY WAY OF A SCHEME OF ARRANGEMENT UNDER SECTION 99 OF THE COMPANIES ACT (2) PROPOSED WITHDRAWAL OF LISTING OF THE SHARES OF BOSSINI INTERNATIONAL HOLDINGS LIMITED
(1)龍躍消費品有限公司建議根據公司法第99條以協議安排方式私有化堡獅龍國際集團有限公司 (2)建議撤回堡獅龍國際集團有限公司股份上市地位

FORM OF ACCEPTANCE
接納表格

If you are in any doubt as to any aspect of this Form of Acceptance or as to the action to be taken, you should consult a licensed securities dealer, or other registered institution in securities, a bank manager, solicitor, professional accountant or other professional advisor.
如 閣下對本接納表格任何方面或應採取之行動有疑問，應諮詢持牌證券交易商或其他註冊證券機構、銀行經理、律師、專業會計師或其他專業顧問。
You should return the duly completed and executed Form of Acceptance to principal place of business of Bossini at 2/F., PopOffice, 9 Tong Yin Street, Tseung Kwan O, Kowloon, Hong Kong, for the attention of the company secretary of Bossini and marked "Bossini International Holdings Limited – Option Offer", by 4:00 p.m. on Monday, 24 February 2025 (Hong Kong time) (or such time and/or date and time as may be notified through announcement(s)).
閣下應於填妥及簽署接納表格後不遲於二零二五年二月二十四日(星期一)下午四時正前(香港時間)(或透過公告通知的時間和╱或日期和時間)交回堡獅龍主要營業地點，地址為香港九龍將軍澳唐賢街9號PopOffice 2樓，堡獅龍公司秘書收，並註明「堡獅龍國際集團有限公司—購股權要約」。
Before returning the Form of Acceptance to the company secretary of Bossini, please ensure that you have completed and signed the Form of Acceptance and that your signature has been witnessed.
在向堡獅龍公司秘書交回接納表格前，請確保 閣下已填妥及簽署接納表格，而 閣下的簽署亦經見證。

* *For identification purposes only 僅供識別*

With reference to the Option Offer set out in the Option Offer Letter, I hereby declare my choice in respect of the Option Offer by ticking the relevant boxes below in respect of ALL the Bossini Share Options with such Bossini Share Options exercise price(s) that I hold as at the Record Date on the terms and subject to the conditions set out in the Option Offer (Note 1):
參照購股權要約函件所載的購股權要約，本人謹此按照購股權要約所載的條款及條件，就本人於記錄日期持有的全部堡獅龍購股權以及該等堡獅龍購股權行使價在有關空欄加上「✓」，以聲明本人就購股權要約的選擇(附註1)：

ACCEPT **接納**	☐ January 2021 Bossini Options with exercise price of HK$0.455 行使價為0.455港元之二零二一年一月堡獅龍購股權 ☐ March 2022 Bossini Options with exercise price of HK$0.659 行使價為0.659港元之二零二二年三月堡獅龍購股權 ☐ November 2022 Bossini Options with exercise price of HK$0.389 行使價為0.389港元之二零二二年十一月堡獅龍購股權 ☐ March 2024 Bossini Options with exercise price of HK$0.128 行使價為0.128港元之二零二四年三月堡獅龍購股權
REJECT# **拒絕**	☐ January 2021 Bossini Options with exercise price of HK$0.455 行使價為0.455港元之二零二一年一月堡獅龍購股權 ☐ March 2022 Bossini Options with exercise price of HK$0.659 行使價為0.659港元之二零二二年三月堡獅龍購股權 ☐ November 2022 Bossini Options with exercise price of HK$0.389 行使價為0.389港元之二零二二年十一月堡獅龍購股權 ☐ March 2024 Bossini Options with exercise price of HK$0.128 行使價為0.128港元之二零二四年三月堡獅龍購股權

#Please note that if you reject the Option Offer, you will not be entitled to receive the Option Cancellation Price offered in respect of any of your Bossini Share Options with such Bossini Share Options exercise price. Please see the section headed "Courses of Action Available to Bossini Optionholders" in the Option Offer Letter for further details.
請注意倘 閣下拒絕購股權要約，則將不會有權收取就 閣下任何該等堡獅龍購股權行使價的堡獅龍購股權提出的購股權註銷價。進一步詳情請參閱購股權要約函件「堡獅龍購股權持有人可採取的行動」一節。

By signing and returning this Form of Acceptance, I:
簽署及交回本接納表格，即代表本人：

(a) confirm that I have read, understood and agreed to the terms and conditions of the Option Offer (including, without limitation, those set out in the Scheme Document, the Option Offer Letter and this Form of Acceptance), and that I have received the Scheme Document and the Option Offer Letter;
確認本人已閱讀、理解並同意購股權要約的條款及條件(包括但不限於計劃文件、購股權要約函件及本接納表格所載者)，且本人已接獲計劃文件及購股權要約函件；
(b) warrant and confirm that each Bossini Share Option in respect of which I accept the Option Offer is valid and subsisting, free from all liens, charges, mortgages and third party interests of any nature whatsoever and I acknowledge that any option certificate or documents in respect of such Bossini Share Option shall become void once that Bossini Share Option has been cancelled as a result of my acceptance of the Option Offer pursuant to this Form of Acceptance;
保證及確認本人所接納購股權要約之每份堡獅龍購股權為有效及存續，不附帶任何留置權、押記、抵押及任何性質之第三方權益，及本人確定有關該堡獅龍購股權之任何購股權證明或文件於堡獅龍購股權因本人根據本接納表格接納購股權要約獲註銷時無效；
(c) confirm that all local laws and requirements applicable to my actions taken in respect of the Option Offer have been complied with;
確認本人已遵守所有適用於就購股權要約採取之行動的當地法律及規定；
(d) acknowledge and agree that I cease to have any rights or obligations, and waive all rights and claims against any party (including the Offeror, Viva and Bossini), in respect of such Bossini Share Option held by me for which I accept the Option Offer, that all rights and obligations under all such Bossini Share Option(s) will be cancelled;
本人確定及同意就不再就本人所接納購股權要約持有之該等堡獅龍購股權擁有任何權利或義務，及放棄對任何一方(包括要約人、非凡及堡獅龍)之所有權利及申索，且所有該等堡獅龍購股權相關之一切權利及義務將被註銷；
(e) confirm that any acceptance of the Option Offer cannot be withdrawn or altered;
確認購股權要約的任何接納不得被撤銷或更改；
(f) authorise Bossini, the Offeror, Viva and/or TC Capital, jointly and severally, or any director or officer of Bossini or the Offeror or Viva or TC Capital or any agent of such person to do all acts and things and to execute any document as may be necessary or desirable to give effect to or in consequence of my acceptance of the Option Offer, and I hereby undertake to execute any further assurance that may be required in respect of such acceptance; and
授權堡獅龍、要約人、非凡及╱或天財資本共同及個別，或堡獅龍或要約人或非凡或天財資本的任何董事或者高級人員或該人士的任何代理人作出一切行為及事項，以及簽立為使購股權要約有效或者因本人接納購股權要約而可能必須或合宜的任何文件；而本人據此承諾執行有關接納所需的任何其他保證；及
(g) undertake to confirm and ratify any action properly or lawfully taken on my behalf by any attorney or agent appointed by or pursuant to the Option Offer Letter or this Form of Acceptance.
承諾確認及追認經或根據或依據購股權要約函件或本接納表格所委任之任何授權代表或代理人代表本人適當地或合法地採取之任何行動。

This Form of Acceptance is governed by and shall be construed in accordance with the laws of Hong Kong.
本接納表格受香港法例規管並須按其詮釋。

Dated this ___________ day of 2025
本文件日期為二零二五年______月______日

Signed by the Bossini Optionholder in the presence of:
本文件由堡獅龍購股權持有人親身並在下列人士見證下簽立：

Signature of witness (Note 3) 見證人簽署(附註3)

Signature of Bossini Optionholder (Note 3) 堡獅龍購股權持有人之簽署(附註3)

Name of witness 見證人姓名

Name of Bossini Optionholder 堡獅龍購股權持有人之姓名

Address of witness 見證人地址

Occupation of witness 見證人職業

Notes:

1. This Form of Acceptance is subject to the terms and conditions of the Option Offer as set out in the Option Offer Letter. The Option Offer is made in respect of your Bossini Share Options held by you as at the Record Date.
2. You may only elect to either accept or reject the Option Offer in respect of all Bossini Share Options with the same Bossini Share Option exercise price. If you have (i) inserted a tick in both the “accept” and “reject” boxes in respect of such Bossini Share Options with the same Bossini Share Option exercise price or (ii) fail to tick either the “accept” or “reject” box in respect of such Bossini Share Options with a particular Bossini Share Option exercise price, you will be treated to have elected to reject the Option Offer in respect of all Bossini Share Options with such Bossini Share Option exercise price.
3. Please sign at the place indicated to signify your choice in respect of the Option Offer and/or insert the date of signing. If you fail to sign and return this Form of Acceptance to the Offeror as instructed above, you will be treated as not having accepted the Option Offer in respect of all of the Bossini Share Options you hold as at the Record Date notwithstanding completion of the other parts of this Form of Acceptance.
4. The witness must be physically present when you sign this Form of Acceptance. The witness should be an individual but should not be a close relative of yours, a minor, a bankrupt or a person of unsound mind.
5. You are recommended to consult your professional adviser if you are in any doubt as to the taxation implications of the Option Offer and, in particular, whether the receipt of the Option Cancellation Price under the Option Offer will make you liable to taxation in Hong Kong or in other jurisdictions. If you are not resident in Hong Kong, the acceptance of the Option Offer or the receipt of the Option Cancellation Price for acceptance of the Option Offer may be subject to the laws of the relevant jurisdiction in which you are located. You should inform yourself about and observe any applicable legal and regulatory requirements. If you wish to accept the Option Offer, it is your responsibility to satisfy yourself as to the full observance of the laws of your own jurisdiction in connection therewith, including the obtaining of any governmental or exchange control or other consents which may be required, or the compliance with other necessary formalities and the payment of any issue, transfer or other taxes due in such jurisdiction.

附註：

1. 本接納表格受由購股權要約函件所載的購股權要約條款及條件所規限。購股權要約乃就　閣下於記錄日期所持有的堡獅龍購股權所作出。
2. 閣下僅可就堡獅龍購股權行使價相同的所有堡獅龍購股權選擇接納或拒絕購股權要約。倘　閣下已(i)就堡獅龍購股權行使價相同的該等堡獅龍購股權在「接納」及「拒絕」欄均加上「✓」或(ii)未有就特定堡獅龍購股權行使價的該等堡獅龍購股權在「接納」或「拒絕」欄加上「✓」，　閣下將被視為已選擇就該等堡獅龍購股權行使價的所有堡獅龍購股權拒絕購股權要約。
3. 請於所指明的地方簽署，以表明　閣下就購股權要約的選擇及／或填寫簽署日期。儘管　閣下填妥本接納表格的其他部分，倘　閣下並無按照上述指示簽署本接納表格並交回要約人，則　閣下將被視為並未就　閣下於記錄日期持有的全部堡獅龍購股權接納購股權要約。
4. 閣下簽署本接納表格時，見證人必須親身在場。見證人應為個人，但不得為　閣下的近親、未成年人士、破產或精神不健全的人士。
5. 閣下如對購股權要約的稅務影響有任何疑問，尤其是收取購股權要約的購股權註銷價是否會令　閣下須繳納香港或其他司法權區的稅項方面的疑問，應諮詢　閣下的專業顧問。倘　閣下並非居於香港，則接納購股權要約或就接納購股權要約收取購股權註銷價可能須遵從　閣下所在有關司法權區的法例。　閣下應自行了解及遵守任何適用法律及監管規定。　閣下如有意接納購股權要約，則有責任自行全面遵守有關司法權區就此方面的法例，包括按規定取得任何政府、外匯管制或其他方面的同意，或辦理其他必要的正式手續及支付　閣下於該司法權區所應繳的任何發行、轉讓或其他稅項。